Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Transcat, Inc.
Rochester, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-109985, 333-191438 and 333-191631) of Transcat, Inc. of our report dated June 25, 2015 relating to the consolidated financial statements, which appear in this Form 10-K of Transcat, Inc. for the year ended March 28, 2015.

/s/ Freed Maxick CPAs, P.C.
Freed Maxick CPAs, P.C.
Buffalo, NY
June 25, 2015